Exhibit 10.20

FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS FOURTH AMENDMENT AGREEMENT dated as of May 1, 2003 (this “Amendment”) is between and among Wells Fargo Retail Finance II LLC (hereinafter, “WFRF” or “Lender"), a Delaware limited liability company with its principal executive offices at One Boston Place, 18th Floor, Boston, Massachusetts 02108, Paper Warehouse, Inc. a Minnesota corporation with its principal executive offices at 7630 Excelsior Boulevard, Minneapolis, Minnesota, 55426-4504 (hereinafter “Paper Warehouse”), jointly and severally with Paper Warehouse Franchising, Inc., a Minnesota corporation with its principal executive offices at 7630 Excelsior Boulevard, Minneapolis, Minnesota, 55426-4504 (hereinafter “PWFI”), and PartySmart.com, Inc., a Minnesota corporation with its principal executive offices at 7630 Excelsior Boulevard, Minneapolis, Minnesota, 55426-4504 (hereinafter “PartySmart”) (hereinafter Paper Warehouse, PWFI and PartySmart may be collectively referred to as collectively “Borrowers” and any one of them individually as “Borrower").

Recitals

WHEREAS,

     A.     The Borrowers and the Lender have entered into a Loan and Security Agreement dated as of September 7, 2001, as amended by the First Amendment to the Loan and Security Agreement dated as of December 12, 2001 (the “First Amendment”), the Second Amendment to the Loan and Security Agreement dated as of April 26, 2002 (the “Second Amendment”) and by the Third Amendment to the Loan and Security Agreement (the “Third Amendment”) dated as of September 3, 2002 through the date hereof (with this Amendment, the “Loan Agreement") and all Liabilities of the Borrowers to the Lender are secured pursuant to the terms of the Loan Agreement and the Loan Documents by substantially all assets of the Borrowers; and

     B.     The Loan Agreement provides, in relevant part, that the Borrower shall perform in accordance with the following covenants:

     "EBITDA: Measured on a quarterly basis on the last Banking Day of each fiscal quarter during the term hereof, Borrower’s actual EBITDA for the then fiscal quarter shall:

(a)	Be equal to or exceed the positive amounts corresponding to the measurement dates (i.e. last day of each of the second and third fiscal quarters) referenced below; or

(b)	Not be less than the negative amounts corresponding to the measurement dates (i.e. last day of each of the first and fourth fiscal quarters) referenced below:

Q4 2002	$(108,000)”

(the “EBITDA Covenant”); and

     "MINIMUM/MAXIMUM INVENTORY: Measured monthly, on the last Banking Day of each fiscal month during the term hereof, “end of month” (“EOM”) Inventory at Cost shall be at least eighty-five (85%) percent of the EOM Inventory set forth in the Business Plan, and not more than one hundred fifteen (115%) percent of the of the EOM Inventory set forth in Business Plan”

(the “Min/Max Inventory Covenant”).

     C.     In addition, the Borrower advises that it intends to incur an additional $4,470,000 in unsecured trade debt in contravention of Section 5-6 of the Loan Agreement.

     D.     The Borrowers have represented to Lender as follows:

i.	For the fourth fiscal quarter of 2002, Borrowers failed to perform in accordance with the EBITDA Covenant and that such failure constitutes an Event of Default under the Loan Agreement (the “EBITDA Default”);

ii.	Borrowers failed to perform in accordance with the Min/Max Inventory Covenant for the end of the month March 2003 and that such failure constitutes an Event of Default under the Loan Agreement (the “Min Max Inventory Default”);

iii.	Borrowers’ incurring of $4,470,000 in additional trade debt constitutes an Event of Default under the Loan Agreement (the “Additional Indebtedness Default”)

(the EBITDA Default, the Min Max Inventory Default, the 2002 Financial Statement Default and the Additional Indebtedness Default collectively hereinafter may be referred to as the “Current Defaults’); and

iv.	As of the date hereof, no other Event of Default other than the Current Defaults, or such other defaults as have been previously expressly waived in writing by the Lender, has occurred under the Loan Agreement or would be occurring but for the passage of time or the giving of any notice, or both.

     E.     As a consequence of the Current Defaults all of the Liabilities under the Loan Agreement are presently due and owing;

     F.     The Borrowers have requested that the Lender waive the Current Defaults; and

     G.     The Lender is willing to consent and agree to the Borrowers’ request as set forth above, but only upon the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

1.     Terms used in this Amendment, which are defined in the Loan Agreement, shall have the same meanings as defined therein, unless otherwise defined herein.

2.     The waivers and consents contained herein shall be effective upon receipt by the Lender of an executed original hereof, and are conditional on the following and the Borrower hereby acknowledges, agrees and consent to amendment of the Loan Agreement to provided for the following:

(a)	Borrowers shall timely file a fiscal year 2002 SEC form 10-K with audited annual financial statements bearing an unqualified opinion with explanatory footnotes acceptable to Lender of an independent certified public accountant acceptable to Lender and deliver a copy of same to Lender;

(b)	On or before May 31, 2003, Borrowers shall deliver to Lender a revised Business Plan, in form acceptable to Lender, which reflects, inter alia, the Equity Infusion (as defined in subparagraph (c) below);

(c)	On or before June 13, 2003, or such later date as Lender shall approve, in writing, in its discretion, Borrower shall:

i.	obtain a written commitment for an infusion of at least Five Million ($5,000,000) Dollars of equity, or such other amount as Lender shall approve in its discretion (the “Equity Infusion”), on terms and conditions (including a condition respecting the compromise of Borrower’s then-outstanding trade payables) that are acceptable to Lender in its discretion; and deliver a copy of such written commitment to Lender; and

ii.	Borrowers shall provide Lender with confirmation of the closing and funding of the Equity Infusion, including, without limitation, delivering copies of all executed documentation and depositing the proceeds of the Equity Infusion (the “Equity Proceeds”) into the Blocked Account pursuant to Section 7-7 of the Loan Agreement;

(d)	Lender agrees that Borrower shall be entitled to utilize any additional Availability created by the Equity Proceeds in compromising Borrowers’ trade payables on terms consistent with written commitment referenced in subparagraph (c)(i) above, and the Loan Agreement and on such other terms acceptable to Lender in its discretion.

(e)	The Revolving Credit shall no longer provide for Eurodollar Loans and accordingly:

i.	Any existing Eurodollar Loans are hereby converted to Index Rate Loans;

ii.	The definition of “Eurodollar Margin” is hereby deleted; and

iii.	Sections 1.8(c) and 1.8(d) are hereby deleted from the Loan Agreement;

(f)	Borrowers shall pay a fee in the amount of Twenty-Five Thousand ($25,000) Dollars (the “Waiver Fee”), payable as follows: $5,000 payable on the date hereof; and $5,000 payable on each Monday thereafter until paid in full; by accepting this Agreement, the Borrowers hereby authorize and direct the Lender to advance such Waiver Fee and to treat the same as a loan to the Borrower pursuant to the Loan Documents; and

(g)	Upon execution of this Amendment the Borrowers shall reimburse Lender for any and all of Lender’s counsel’s reasonable fees and expenses and the Borrowers hereby authorize and direct the Lender to advance such fees and expenses and to treat the same as a loan to the Borrowers pursuant to the Loan Documents.

3.     Lender hereby waives the Events of Default caused by the Borrowers’ (i) failure to perform for the fourth fiscal quarter of 2002 in accordance with the EBITDA Covenant; (ii) failure to perform in accordance with the Min/Max Inventory Covenant for the end of the month March 2003; and (iii) incurrence of $4,470,000 in additional unsecured trade debt and, to the extent such trade debt remains unsecured and subject to all other applicable provisions of the Loan Agreement, consents to the same.

4.     Lender hereby waives testing for compliance with the EBITDA Covenant and Min Max Inventory Covenant until the next testing date set by the revised Business Plan to be provided in accordance with Section 2(c) above.

5.     The waivers and consent set forth herein shall not be deemed a waiver of or consent to any default or Event of Default other than the Current Defaults or a continuing waiver or consent to any future default of the EBITDA Covenant, the Min Max Inventory Covenant, the Additional Indebtedness Default (provided however the existence of the $4,470,000 in additional unsecured trade debt referenced above, to the extent such trade debt remains unsecured and subject to all other applicable provisions of the Loan Agreement from the date hereof through the date of funding of the Equity Infusion, as referenced above, shall not be deemed an Event of Default) any covenant to provide future financial reporting, or consent to any additional or future Indebtedness, and Lender shall not be obligated to waive or consent to any other Event of Default.

6.     Each of the Borrowers hereby, jointly and severally, further represents and warrants to the Lender as follows:

(a) It has all requisite power and authority to execute this Amendment and to perform all of its obligations hereunder, and this Amendment has been duly executed and delivered by such Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

(b) All the representations set forth in the Recitals hereto are true and correct;

(c) The execution, delivery and performance by the Borrower of this Amendment has been duly authorized by all necessary corporate action and does not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the articles of incorporation or by-laws of the Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or loan agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.

(d) All of the representations and warranties set forth in Article 5 of the Loan Agreement are correct on and as of the Amendment Closing Date as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

(e) Except to the extent set forth on Exhibit A hereto, (i) the resolutions of the board of directors of the Borrower attached to the Borrower’s General Certificate provided at closing, and delivered to the Lender in connection with the original execution and delivery of the Loan Agreement (the “Certificate") are in full force and effect, (ii) the Certificate of Incorporation and By Laws of the Borrower, which were certified and delivered to the Lender pursuant to the Certificate, continue in full force and effect and have not been amended or otherwise modified except as set forth in any Certificate to be delivered herewith, and (iii) the officers and directors of the Borrower who have been certified to the Lender pursuant to the Certificate as being authorized remain authorized. In addition, the definition of “Executive Officer” is hereby amended to strike the name Cheryl Newell and substitute therefore “Diana G. Purcel.”

7.     By execution hereof, each of the Borrowers, jointly and severally, represents and warrants that it has no defenses, setoffs or counterclaims to the payment of its liabilities and obligations to Lender. To the extent any such defenses, setoffs, counterclaims ever existed, in consideration of the Lender’s agreements herein and other valuable consideration (the receipt and sufficiency of which are hereby acknowledged) such defenses, setoffs, counterclaims are hereby expressly waived and Lender is released, remised and forever discharged from any and all, defenses causes of action, counterclaims or claims of any kind or nature, known or unknown, existing or which have existed on or prior to the date hereof.

8.     All references in the Loan Agreement to “this Agreement” shall be deemed to refer to the Loan Agreement as amended through the date hereof and hereby.

9.     The Loan Documents set forth in full the terms of agreement between the parties and are intended as the full, complete and exclusive contract governing the relationship between the parties, superseding all other discussions, promises, representations, warranties, agreements and the understandings between the parties with respect thereto. No term of the Loan Documents may be modified or amended, nor may any rights thereunder be waived, except in a writing signed by the party against whom enforcement of the modification, amendment or waiver is sought. Any waiver of any condition in, or breach of, any of the foregoing in a particular instance shall not operate as a waiver of other or subsequent conditions or breaches of the same or a different kind. The Lender’s exercise or failure to exercise any rights under any of the foregoing in a particular instance shall not operate as a waiver of its right to exercise the same or different rights in subsequent instances. Except as expressly provided to the contrary in this Amendment, or in another written agreement, all the terms, conditions, and provisions of the Loan Documents shall continue in full force and effect. If in this Amendment’s description of an agreement between the parties, rights and remedies of Lender or obligations of the Borrowers are described which also exist under the terms of the other Loan Documents, the fact that this Amendment may omit or contain a briefer description of any rights, remedies and obligations shall not be deemed to limit any of such rights, remedies and obligations contained in the other Loan Documents.

10.     This Amendment has been prepared through the joint efforts of all the parties. Neither its provisions nor any alleged ambiguity shall be interpreted or resolved against any party on the ground that such party’s counsel was the draftsman of this Amendment. Each of the parties declares that such party has carefully read this Amendment and the agreements, documents and instruments being entered into in connection herewith and that such party knows the contents thereof and sign the same freely and voluntarily. The parties hereto acknowledge that they have been represented in negotiations for and preparation of this Amendment and the agreements, documents and instrument being entered into in connection herewith by legal counsel of their own choosing, and that each of them has read the same and had their contents fully explained by such counsel and is fully aware of their contents and legal effect.

11.     The Lender and the Borrowers, jointly and severally, further agree that this Amendment and the Loan Agreement and all documents which have been or may be hereinafter furnished by any Borrower to the Lender may be reproduced by the Lender by any photographic, photostatic, microfilm, xerographic or similar process, and any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business).

12.     This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile also shall deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

The foregoing shall apply to each other Loan Document mutadis mutandis, except as otherwise specifically provided therein or therefore.

     IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be duly executed as a document under seal as of May 1, 2003. (Signature pages to follow)

Signature of Borrowers to Fourth Amendment to Loan and Security Agreement

PAPER WAREHOUSE, INC. (BORROWER)

By:\s\ Yale T. Dolginow Print Name: Yale T. Dolginow Title: President and CEO

PAPER WAREHOUSE FRANCHISING, INC. (BORROWER)

By:\s\ Yale T. Dolginow Print Name: Yale T. Dolginow Title: President and CEO

PARTYSMART.COM, INC. (BORROWER)

By:\s\ Yale T. Dolginow Print Name: Yale T. Dolginow Title: President and CEO

Lender’s signature on following page

Signature of Lender to Fourth Amendment to Loan and Security Agreement

WELLS FARGO RETAIL FINANCE II LLC (LENDER)

By:\s\ Lynn Whitmore Lynn Whitmore, Assistant Vice President

EXHIBIT A

CHANGES TO BORROWERS’ GENERAL CERTIFICATES

Cheryl W. Newell is no longer authorized and empowered to act as an officer of Borrowers in accordance with the resolutions attached as Exhibit A to the Certificates of Borrowers.